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                                                                      Exhibit 12
                                                                      ----------
Lowe's Companies, Inc.
Ratio of Earnings to Fixed Charges

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
                                        For the Nine Months                      For the Year Ended January
                                               Ended             -----------------------------------------------------------
                                         10/29/99    10/30/98       1999        1998       1997        1996         1995
                                      ------------------------   -----------------------------------------------------------
Income Before Income Taxes                828,177     629,969        787,366    598,631     487,765     377,415      344,492
Fixed Charges:
  Interest Expense                         93,690      79,490        104,241     81,908      65,579      56,358       45,259
  1/3 Rental Expense                       34,395      26,435         36,679     28,182      25,392      23,462       18,260
                                      ------------------------   -----------------------------------------------------------
Earnings, as Defined                      956,262     735,894        928,286    708,722     578,736     457,235      408,011

Fixed Charges:
  Interest Expense                         93,690      79,490        104,241     81,908      65,579      56,358       45,259
  Capitalized Interest                     13,239      11,875         17,580      9,077       8,997       7,319        5,931
  1/3 Rental Expense                       34,395      26,435         36,679     28,182      25,392      23,462       18,260
                                      ------------------------   -----------------------------------------------------------
Fixed Charges                             141,324     117,800        158,500    119,167      99,968      87,139       69,450

Fixed Charge Coverage (Ratio
  of Earnings to Fixed Charges)              6.77        6.25           5.86       5.95        5.79        5.25         5.87
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